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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Employee Stock Purchase Plan and the 1995 Stock Option Plan of Quality Semiconductor, Inc. of our report dated October 22, 1997 with respect to the consolidated financial statements and schedule of Quality Semiconductor, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


                          ERNST & YOUNG LLP


San Jose, California
June 19, 1998

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